Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-214300) of Quantenna Communications, Inc. of our report dated March 1, 2017 relating to the financial statements, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
March 1, 2017